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                                                 Exhibit 10.01


            COMMERCIAL EARNEST MONEY CONTRACT

   THIS CONTRACT OF SALE is made by and between Novell, Inc., a Delaware corporation, hereafter referred to as "SELLER" and Origin Systems, Inc., a Texas corporation, hereafter referred to as "BUYER" upon the terms, provisions and conditions set forth herein.

   1. PURCHASE AND SALE. Subject to all of the terms and conditions of this contract, Seller agrees to sell and convey to Buyer and Buyer agrees to buy from Seller the following property situated in Travis County, Texas, known as Bridgepoint Plaza, 5918 and 5914 West Courtyard Drive, Austin, Texas 78730 (address).

   2. PROPERTY.  Described on attached
EXHIBIT A, together with all and singular the rights and appurtenances pertaining to the property, including any right, title, and interest of Seller in and to adjacent streets, alleys or rights of way. All of such real property, rights, and appurtenances being hereinafter referred to as the "PROPERTY", together with any improvements, fixtures, and personal property situated on, attached to, or used in connection with, the Property, and owned by Seller, excluding the personal property to be disclosed in writing to Buyer by April 21, 1995.

   3.  CONTRACT SALES PRICE.

       A. Cash down payment payable at closing
           (including earnest money)............ $18,950,000.00
       B. Sum of all notes described in this
          contract ..............................$  -0-
       C. Other................................. $  -0-
       D. Sales Price (Sum of A, B, and C)...... $18,950,000.00

   4. EARNEST MONEY.

      A. Within two (2) business days after the effective date of this contract, Buyer shall deposit $250,000.00 as Earnest Money with Heritage Title Company of Austin, Inc., as Escrow Agent. Additional Earnest Money, if any, shall be deposited with the Escrow Agent on or before the earlier of (i) one day after the date this contract is approved by the Board of Directors of Electronic Arts Inc. or (ii) May 16, 1995, (the "ADDITIONAL EARNEST MONEY DEPOSIT DATE") in the amount of $500,000.00. Earnest Money and Additional Earnest Money is deposited with the Escrow Agent with the understanding that Escrow Agent (i) does not assume or have any liability for performance or nonperformance of any party (ii) has the right to require the receipt, release and authorization in writing of all parties before paying the deposit to any party and (iii) is not liable for interest or other charge on the funds held. If

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any party unreasonably fails to agree in writing to an
appropriate release of Earnest Money or Additional Earnest Money, then such party shall be liable to the other parties to the extent provided in Section 15. At closing, Earnest Money and Additional Earnest Money shall be applied to any cash down payment required, next to Buyer's closing costs and any excess refunded to Buyer.

      B. [X] Yes [ ] No. The parties herein agree that the Earnest Money and Additional Earnest Money shall be deposited in an account at NationsBank, N.A. - Austin, Texas, bearing interest at the highest obtainable rate and the interest shall be credited to Buyer.

  5.  PROPERTY CONDITION/INVESTIGATION.


  [ ] A. Buyer accepts the Property in "AS IS" condition.

  [X] B. Buyer accepts the Property subject to the Special
         Provisions contained in Section 25 and in the Investigation/Feasibility Study Addendum attached hereto.

   6. SURVEY AND TITLE BINDER.

   A. Survey

   [ ] 1.  No survey is required.

   [ ] 2. Seller shall furnish to Buyer within ten (10) days from the effective date of this contract, Seller's existing survey of the
           Property dated ________________, 19____.

   [X] 3. Within ten (10) days after the date of this contract, Seller shall, [X] at Seller's expense [ ] at Buyer's expense, deliver or cause to be delivered to Buyer and Title Company a copy of a current-on-the-ground survey ("SURVEY") of the Property made by a duly licensed surveyor reasonably acceptable to Buyer and in a form acceptable to Buyer and the Title Company issuing the title commitment and Owner's Policy of Title Insurance required herein. If the survey exception (except as to shortages in area) is to be deleted herein, the additional expense for such deletion shall be paid by Buyer. The Survey shall show acreage or square feet, access to the property, the location of all improvements, rights of way, easements, encroachments, streets, roads, water courses, or fences on or adjacent to the Property, if any.


                               2
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   [ ] i.) If the price of the Property, pursuant to Section
           3, is based upon price per acre, then the Survey shall reflect the total acreage.

   [ ] ii.) If the price of the Property, pursuant to Section
            3, is based upon price per square foot, then the Survey shall reflect the total square footage.

      B. Within ten (10) days after the date of this contract, Seller shall, at Seller's expense, deliver or cause to be delivered to Buyer:

     (1) A title commitment ("TITLE BINDER") covering the Property on the standard form of commitment prescribed by the Texas State Board of Insurance in the full amount of the purchase price;

     (2) True, correct, and legible copies of any and all instruments referred to in the Title Binder as constituting exceptions or restrictions upon the title of Seller; and

     (3)  A U.C.C. lien search on the Seller.

   7.  APPROVAL PERIOD AND TITLE.

      A. Buyer shall have ten (10) days after the receipt of both the Survey and Title Binder to review same and to deliver in writing to Seller such objections as Buyer may have to anything contained therein. Any such item to which Buyer shall not object shall be deemed to be accepted by Buyer. If there are objections by Buyer, Seller shall in good faith attempt to satisfy same within the cure period set out below, but Seller shall not be required to incur any cost to do so. If title objections are disclosed, Seller shall have ten (10) days to cure same. If Seller delivers written notice to Buyer within the cure period set out above that Seller is unable to satisfy such objections, or if, for any reason, Seller is unable to convey title in accordance with Section 7.B. below, Buyer shall within two (2) days after receipt of such notice either waive such objections and accept such title as Seller is able to convey or terminate this contract by written notice to Seller and Earnest Money and Additional Earnest Money shall be refunded with no Broker's fee due. Zoning ordinances and a lien for current taxes shall not be valid objections to title.

      B. Seller represents and warrants to Buyer that at the closing Seller will have and will convey to Buyer good and indefeasible title by General Warranty Deed subject only to liens securing debt created, assumed or taken subject to as part of the consideration, taxes for the current year, and any


                               3

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other reservations, easements, discrepancies in boundaries, encroachments, restrictions or exceptions previously approved by Buyer in accordance with Section 7.A.

      8. NOTICE TO BUYER. At the time of the execution of this contract, Broker has advised and hereby advises Buyer, by this writing, that Buyer should be furnished with or obtain a policy of title insurance or if an abstract covering the Property is provided in lieu thereof, Buyer should have said abstract examined by an attorney of Buyer's own selection.

      9.  CLOSING.

          A. The closing of the sale (the "CLOSING DATE") shall be on or before May 31, 1995, subject to extension as provided in Section 10 below.

          B. At the closing, Seller shall deliver to Buyer:
   (i) a General Warranty Deed (with Vendor's Lien retained if not a cash purchase), in form and with substance reasonably satisfactory to Buyer and Seller, conveying the Property, subject only to liens securing debt created, assumed or taken subject to as part of the consideration, taxes for the current year, and any other reservations or exceptions previously approved by Buyer in accordance with Section 7.A.; (ii) an Owner's Policy of Title Insurance (the "TITLE POLICY") issued by Heritage Title Company of Austin, Inc. in the full amount of the Sales Price, dated as of closing, insuring Buyer's fee simple title to the Property to be good and indefeasible subject only to those title exceptions permitted herein, or as may be approved by Buyer in writing, and the standard printed exceptions contained in the usual form of the Title Policy, provided, however: (a) the exception as to area and boundaries shall be in accordance with Section 6.A.3.; (b) the exception as to restrictive covenants shall be endorsed "NONE OF RECORD", or, if of record, restrictive covenants shall be referenced by appropriate recording information; (c) the exception as to taxes shall be limited to taxes for the current year and subsequent years, and subsequent assessments for prior years due to changes in land usage or ownership and affirmatively endorsed "NOT YET DUE AND PAYABLE"; and (iii) possession of the property.

      C.  At the closing, Buyer shall deliver to Seller
   (i) the cash portion of the sales price (the Earnest Money and Additional Earnest Money being applied thereto) (ii) the assignment and assumption of leases described in Section 25.L.(ii) of this contract, (iii) the assumption of service, maintenance and management contracts and agreements, if any, described in
   Section 25.L.(v) of this contract, and (iv) the letters to tenants described in Section 25.L.(vii) of this contract.

                               4

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      D.  Unless otherwise provided
   herein, (i) costs for the Survey, the Title Policy, preparing Deed, tax certificates, brokerage commissions, Seller's attorney's fees, 1/2 of escrow fee, and all other costs and expenses incurred by Seller, shall be Seller's expense, and
   (ii) expenses incident to new loans(s), Buyer's attorney's fees, l/2 of escrow fee, and all other costs and expenses incurred by Buyer shall be Buyer's expense. All other costs and expenses incurred in connection with this contract shall be paid by such party as is customary in connection with sales of real property in Travis County, Texas.

      E.  Rents and lease
   commissions, interest, utility charges, personal property taxes and ad valorem taxes for the then current year shall be prorated at the closing effective as of the date of closing. If for any reason utility charges cannot be accurately determined at date of closing for proration purposes, Buyer may postpone proration of utility charges until after closing and at such time as a statement for utility charge is received. Charges appearing on such statement shall then be prorated as of the date of closing, and Seller shall tender in cash the cost of all utility charges to the date of closing to Buyer upon demand. Any security or other deposits or prepaid rents for any period after closing held by Seller shall be delivered to Buyer. If the closing shall occur before the tax rate is fixed for the then current year, the apportionment of the taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation but any difference in ad valorem taxes for the year of sale actually paid by Buyer shall be adjusted between the parties upon receipt of written evidence of the payment thereof. If Seller has claimed the benefit of laws permitting a special use valuation for the purposes of payment of ad valorem taxes on the Property, then Seller represents that it was legally entitled to claim such benefits. If this sale or Buyer's use of the property after closing results in the assessment of additional taxes for prior years, such additional taxes shall be the obligation of the Seller and such obligation shall survive closing.

      F. If Buyer is to assume an existing loan, Buyer shall pay any transfer fee as provided in this Section
   9. Buyer shall execute, at the option and expense of Seller, a Deed of Trust to Secure Assumption with a Trustee named by Seller.

      G. If the Property is situated within a utility district subject to the provisions of Section 50.301, Texas Water Code, then at or prior to the closing, Seller agrees to give Buyer the written notice required by said Section and Buyer agrees to sign and acknowledge the notice to evidence receipt thereof.

   10. ESTOPPEL CERTIFICATES BY TENANTS AND LEASES AND SERVICE
AND WARRANTY CONTRACTS.  Seller shall deliver to Buyer an

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"ESTOPPEL CERTIFICATE" signed by each tenant leasing space in the property according to the Special Provisions contained herein stating (1) that no default exists under the terms of the lease agreement by either landlord or tenant (2) the amount of any rental payments made in advance, if any; (3) the amount of any security or other deposits made, if any; (4) the amount of any offsets against rent, if any; and (5) that tenant has no defenses against the payment of rent accruing under the terms of its lease agreement and no counterclaims against landlord under the terms of its lease agreement. Seller shall, at closing, tender to Buyer the amount of any security deposits and advance rental payments received. If any tenant presents a claim for an offset against rent or a defense against the payment of rent or represents a state of facts materially different from that set forth in its lease agreement which is unacceptable to Buyer, Buyer shall so notify Seller in writing within two (2) days after receipt of such estoppel certificates. Seller shall promptly undertake to eliminate or modify such unacceptable provision(s) but shall not be required to incur any cost to do so. In the event Seller is unable to do so within two (2) days after receipt of written notice, (i) then within one (1) day after the end of such two day cure period, Buyer may waive such objections in writing, or (ii) if Buyer has not so waived such objections, then either Seller or Buyer may extend the time up to ten (10) days. If the time is not so extended, or if the time is so extended and if Seller does not eliminate or modify such unacceptable provision(s) within such extended time period, this contract shall automatically terminate and Earnest Money and Additional Earnest Money shall be refunded with no Broker's fee due.

   Seller shall deliver to Buyer copies of all existing leases and service and/or warranty contracts applicable to the premises within five (5) days after the date of this contract.
 Buyer shall have through May 1, 1995, to disapprove of same in writing to Seller, and Buyer may terminate this agreement and Earnest Money and Additional Earnest Money shall be refunded with no Broker's fee due. At closing the cost of any service and/or warranty contracts assumed by Buyer shall be prorated.

   11. BROKER'S FEES:

       [ ] A.                                           Listing
              -----------------------------------------
              Broker (           %) and
                      -----------       ------------------------
              Co-Broker (            %) As Real Estate Broker
                         ------------
              (the Broker) has negotiated this sale
              and Seller agrees to pay Broker in
                                                 ----------------
              County, Texas, on consummation of this sale a total
              cash fee of $                or              % of
                           ---------------    -------------
              the total Sales Price or as per separate written agreement, which Escrow Agent shall pay from the sale proceeds.

       [X] B. Seller agrees to pay Listing Broker the fee specified by separate agreement between Listing
              Broker and Seller.  Escrow Agent is

                               6

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              authorized and directed to pay Listing Broker
              said fee from the sale proceeds.

   12. CASUALTY LOSS. If, prior to Closing, any part of the Property is substantially damaged or destroyed by fire or other casualty loss, Seller may at Seller's option, restore the same to its previous condition as soon as reasonably possible, but in any event by Closing Date; and if Seller fails to do so, this contract shall terminate and Earnest Money and Additional Earnest Money shall be refunded with no Broker's fee due.

   13. DEFAULT.  If Buyer fails to comply
herewith, Seller may terminate this contract and (i) through the day preceding the Additional Earnest Money Deposit Date, receive $25,000.00 of the Earnest Money as liquidated damages to compensate Seller for certain expenses incurred by Seller in connection herewith and for the loss of rental income from the date hereof to May 16, 1995, and (ii) beginning on the Additional Earnest Money Deposit Date, and continuing thereafter, receive the Earnest Money and Additional Earnest Money as liquidated damages. If Seller is unable without fault to deliver Title Policy, Buyer may either terminate this contract and receive the Earnest Money and Additional Earnest Money as the sole remedy, and no Broker's fee shall be earned, or extend the time up to 10 days. If Buyer extends the time, and if Seller is unable without fault to deliver Title Policy within such extended time period, this contract shall automatically terminate, Buyer shall receive the Earnest Money and Additional Earnest Money as the sole remedy, and no Broker's fee shall be earned. If Seller fails to comply herewith for any other reason, Buyer may (i) terminate this contract and receive the Earnest Money and Additional Earnest Money, thereby releasing the parties from this contract, or
(ii) enforce specific performance hereof. Nothing contained herein shall limit Buyer's rights or remedies for any breach by Seller under any of the documents delivered by Seller at closing as provided in Section 9.B. and Section 25.L.

   14. CONDEMNATION. If any part of the Property is condemned prior to Closing Date, Seller shall promptly give Buyer written notice of such condemnation and Buyer shall have the option of either applying the proceeds on a pro rata basis of any condemnation award to reduce the Sales Price provided herein or declare this contract terminated by delivering written notice of termination to Seller and Earnest Money and Additional Earnest Money shall be refunded to Buyer with no Broker's fee due.

   15. ATTORNEY'S FEES. Any signatory to this contract who is the prevailing party in any legal proceeding against any other signatory brought under or with relation to this contract or transaction shall be additionally entitled to recover court costs and reasonable attorney fees, and all other litigation expenses, including deposition costs, travel, and expert witness fees, from the non-prevailing party.

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   16. REPRESENTATIONS.  In addition to other representations made herein, Seller represents that there will be no Title I liens, unrecorded liens or Uniform Commercial Code liens except those specified in Section 25 against any of the Property on Closing Date, that loan(s) will be without default, and reserve deposits will not be deficient. If any representation above is untrue this contract may be terminated by Buyer and the Earnest Money and Additional Earnest Money shall be refunded without delay. These Section 16. representations shall survive closing.

   17. NOTICES. Any notice or communication required or permitted hereunder shall be deemed to be delivered, whether actually received or not, when deposited in the United States mail, postage fully prepaid, registered or certified mail, and addressed to the intended recipient at the address on the signature page of this contract. Any address for notice may be changed by written notice delivered as provided herein.

   18. INTEGRATION. This contract contains the complete agreement between the parties and cannot be varied except by the written agreement of the parties. The parties agree that there are no oral agreements, understandings, representations or warranties which are not expressly set forth herein.

   19. BINDING EFFECT. This contract shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, representatives, successors and assigns where permitted by this contract. The effective date of this contract shall be the date upon which the last party signs.

   20. TERMINATION OF OFFER.  Unless
accepted by Seller, as evidenced by Seller's signature hereto and delivered to Buyer by 5:00 p.m., the 13th day of April, 1995, this offer to purchase shall be null and void and all parties hereto shall stand relieved and released of any and all liability or obligations hereunder and all Earnest Money and Additional Earnest Money shall be returned to Buyer.

   21. ASSIGNMENT.

   [ ] A. Buyer may not assign this contract.

   [X] B. Buyer may assign this contract and all rights hereunder to its parent company, Electronic Arts Inc., or to a wholly owned subsidiary of Buyer or of Electronic Arts Inc., or to the founders of Buyer, and shall be relieved of any future liability under this contract provided the assignee shall assume in writing all the obligations of Buyer hereunder; otherwise Buyer may not assign this contract.

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   22. TEXAS LAW TO APPLY.  This agreement shall be construed under and in accordance with the laws of the State of Texas, and all obligations of the parties created hereunder are performable in Travis County, Texas.

   23. LEGAL CONSTRUCTION. In case any one or more of the provisions contained in this contract shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof and this contract shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

   24. TIME.  Time is of the essence.

   25. SPECIAL PROVISIONS. (This section to include additional factual data relevant to the sale which may include addendums.)

       A. Notwithstanding anything to the contrary herein, if any deadline specified in this contract falls on a Saturday, Sunday or public holiday on which commercial banks in Austin, Texas are permitted or required by law to be closed, such deadline shall be extended to the next day which is not a Saturday, Sunday or public holiday.

       B. The "EFFECTIVE DATE OF THIS CONTRACT" and the "DATE OF
   THIS CONTRACT" shall both mean and refer to the earliest date on which this contract has been executed by both Seller and Buyer.

       C. Seller shall deliver the estoppel certificates described in Section 10. above to Buyer no later than seven (7) days prior to the Closing Date.

       D. There are two buildings located on the real property (collectively the "BUILDINGS" and respectively "BUILDING I" and "BUILDING II". No later than the Closing Date there shall be no less than 58,000 square feet (under (i) of the next sentence) or 60,000 square feet (under (ii) of the next sentence) of vacant tenant space in the Buildings (the "CLOSING VACANT SPACE"). The Closing Vacant Space may be in
   (i) any configuration in and on, any one, or any combination of more than one, of the first, third and fourth floors of Building I or (ii) any configuration of not less than 7,000 contiguous square feet per floor in and on, any one, or any combination of more than one, of the following floors and
   Buildings: the first, third and fourth floors of Building I
   and the first and third floors of Building II.   No later than
   the Closing Date there shall be one or more written agreements (the "POST-CLOSING AGREEMENTS") in effect between the Seller and one or more tenants of one or more of the Buildings providing that by December 31, 1995, there shall be no

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   less than 16,000 additional square feet of vacant tenant space in the Buildings (the "POST-CLOSING VACANT SPACE").  The
   Post-closing Vacant Space must be all on one floor of either
   Building I or Building II.

        To secure the Post-closing Agreements and the Closing Vacant Space Seller shall pay a maximum of $150,000.00 (inclusive of any pre-closing rent abatement or other offsets under the Leases), and Buyer shall pay a maximum of $250,000.00 (inclusive of any post-closing rent abatement and other offsets under the Leases). The form and substance of each Post-closing Agreement and the terms of any agreements to obtain the Closing Vacant Space (the "PRE-CLOSING AGREEMENTS") shall be reasonably acceptable to Seller and Buyer, and the amount of any pre-closing rent abatement and other offsets under the Leases to secure the Pre-closing Agreements and the Post-closing Agreements shall be reasonably acceptable to Seller and Buyer. Other than the payment by Buyer of the amount set out in the preceding sentence, and Buyer's reasonable acceptance of the form and substance of each Post-closing Agreement and the terms of each Pre-closing Agreement and the amount of any pre-closing rent abatement and other offsets under the Leases to secure the Pre-closing Agreements and the Post-closing Agreements, the Pre-closing Agreements and the Post-closing Agreements shall be secured through Seller's efforts and Buyer shall not participate in such. Buyer may withhold its consent to any Pre-closing Agreement or Post-closing Agreement if Seller proposes to include as part of its $150,000 obligation described above any claims against a tenant that are of questionable enforceability in the reasonable opinion of Buyer.

      At closing (i) Seller shall pay to Buyer the lesser of (a) $150,000.00 LESS the amount of all pre-closing rent abatement and other offsets under the Leases given to tenants to secure the Pre-closing Agreements and the Post-closing Agreements, or
   (b) 1/2 of all amounts specified to be paid to tenants under the Pre-closing Agreements and the Post-closing Agreements, PLUS 1/2 of all rent abatement and other offsets under the Leases given, or to be given, to tenants to secure the Pre-closing Agreements and the Post-closing Agreements (ii) Buyer shall assume in writing all of Seller's obligations under all Pre-closing Agreements and Post-closing Agreements and shall agree to indemnify Seller for and hold Seller harmless from and against any and all loss, costs, expenses or liabilities suffered by Seller and arising from or directly relating to Buyer's default under any Pre-closing Agreement or Post-closing Agreement, and (iii) all payments due to tenants as of the Closing Date under the Pre-closing Agreements and the Post-closing Agreements shall be paid by Buyer to the appropriate tenants.

      If Seller is unable to secure the Closing Vacant Space and the Post-closing Agreements by the Closing Date for the maximum $400,000.00 to be paid by Seller and Buyer under the terms of this Section 25.D., then this contract shall automatically terminate, the Earnest Money and the Additional Earnest Money shall be returned to Buyer, and no Broker's fee shall be earned. Seller shall use reasonable efforts to obtain the Closing Vacant Space and the Post-closing Agreements as inexpensively as possible.

      If Seller enters into any Pre-closing Agreements or Post-closing Agreements which are binding upon Seller prior to the Closing Date, Buyer shall have no liability therefor or thereunder until and unless Buyer assumes in writing all of Seller's obligations thereunder at closing as set out above in this Section 25.D.

      Seller shall notify Buyer on or before May 1, 1995 as to whether in Seller's reasonable opinion Seller expects to be able to obtain the Closing Vacant Space and the Post-closing
   Agreements.

   E. Unless Buyer terminates this contract by May 1, 1995 as provided in the Investigation/Feasibility Study Addendum attached hereto, Buyer shall use Buyer's best efforts to secure the approval of this contract by the Board of Directors of Electronic Arts Inc. on or before May 15, 1995. If Buyer is unable to secure such approval on or before May 15, 1995, this contract shall automatically terminate, Seller shall receive $25,000.00 of the Earnest Money as the sole remedy to compensate Seller for certain expenses incurred by Seller in connection herewith and for the loss of rental income from the date hereof to May 16, 1995, the remaining $225,000.00 of the Earnest Money shall be returned to Buyer, and no Broker's fee shall be earned. Buyer's failure to secure such approval on or before May 15, 1995 shall not be deemed to be a default of Buyer hereunder; provided however such $25,000.00 of the Earnest Money shall be payable to Seller as provided in the preceding sentence to compensate Seller for certain expenses incurred by Seller in connection herewith and for the loss of rental income from the date hereof to May 16, 1995,

   F. Notwithstanding anything in this contract to the contrary, One Hundred Dollars ($100.00) of the Earnest Money shall be deemed earned by Seller and shall be non-refundable to Buyer in all events, which amount the parties acknowledge and agree has been bargained for and agreed to as consideration for Seller's execution and delivery of this contract.

   G. The terms of this contract shall be kept confidential by the parties hereto and shall not be disclosed to any third parties without the prior written

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


consent of both Seller and Buyer, other than to those persons who have a legitimate reason to know such information in order to facilitate this sale and purchase and as otherwise required by law and to those persons entitled to brokerage commissions in connection with this sale and purchase; provided however, that after the closing, if any, the names of Buyer and Seller may be disclosed without the prior written consent of any party.

   H. Copies of any notices under this contract sent to Seller shall also be sent by hand delivery or telecopy to:

      Kay L. Taylor
      Clark, Thomas and Winters
      700  Lavaca, 12th Floor
      Texas Commerce Bank Building
      Austin, Texas 78701
      TELEFAX: 474-1129

 and copies of any notices under this contract sent to Buyer shall also be sent by hand delivery or telecopy to:

      Rick Reed
      Haynes and Boone, L.L.P.
      1600 One American Center
      600 Congress Avenue
      Austin, Texas 78701
      TELEFAX: 867-8470

   I. Seller represents and warrants to Buyer that, on the date hereof and on the date of closing, to the best of Seller's actual knowledge, except as previously disclosed in writing to Buyer or as disclosed in writing to Buyer prior to April 24, 1995:

      (a) Notwithstanding any limitation as to knowledge herein, Seller has good and indefeasible title to the Property, subject only to the exceptions allowed hereunder.

      (b) Seller
   has not received any notice of any condemnation proceedings having been instituted against the Property or any portion thereof.

      (c) Seller has received no notice of, nor has Seller any actual knowledge of, any violations of any federal, state, county or municipal laws, ordinances, orders, regulations or requirements ("LEGAL

   REQUIREMENTS") affecting the Property or any portion thereof that do or would affect the title to the Property or the alienability thereof, or that do or would constitute or result in an encumbrance to the Property or that would constitute or result in a liability to the Property or the owner thereof from and after the closing.

      (d) There is no action, suit or proceeding pending or threatened against or affecting the Property or any portion thereof or relating to or arising out of the ownership or use of the Property or any portion thereof in any court or before or by any federal, state, county or municipal department, commission, board, bureau, agency or other governmental instrumentality.

      (e) There are no adverse or other parties in possession of the Property, except for tenants under the leases described in Section 10 ("LEASES") and any lessees or parties under contract providing services to the Property, whose leases (other than the Leases) and contracts will be terminated by Seller prior to closing or assumed by Buyer at the closing.


      (f) At closing, there will be no unpaid bills or claims in connection with any work on the Property, except as to trade creditors supplying goods or services to the Property who will be paid by Seller not later than thirty (30) days after receipt of invoice for payment for services or goods supplied prior to and through the date of closing.

      (g) Neither the entering into of this contract nor the consummation of the transaction contemplated hereby will constitute a violation or breach by Seller of any contract or other instrument to which Seller is a party, or to which it is subject or by which any of its assets or properties may be affected, or of any judgment, order, writ, injunction or decree issued against or imposed upon it, or will result in a violation of any applicable law, order, rule or regulation of any governmental authority affecting Seller.

      (h) Seller shall take no action
   or fail to take any action between the date of execution hereof and the closing which would or could result in any lien, encumbrance or other exception to Seller's title arising or attaching to the Property, other than the exceptions allowed hereunder, and except as to any lien, encumbrance or other exception to be satisfied or discharged by Seller at or prior to Closing.

      (i) Notwithstanding any limitation as to knowledge herein, Seller is not a foreign person within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1986
   (and any regulation promulgated thereunder).

      (j) Notwithstanding any limitation as to knowledge herein, Seller has the full right, power and authority to sell and convey the Property as provided in this contract and to carry out Seller's obligations hereunder, and all requisite action necessary to authorize Seller to enter into this contract and to carry out Seller's obligations hereunder has been, or by the closing will have been, taken.

      (k) All items delivered by Seller or its agents to Buyer pursuant to this contract shall be true, correct, accurate and complete in all material respects and fairly present the information set forth in a manner that is not misleading.

      (l) In accordance with the terms of this contract, Seller shall deliver to Buyer true, correct, accurate and complete copies of all Leases, leasing agreements and leasing commission agreements and all amendments thereto and all guarantees of any such Leases and a true, correct, accurate and complete rent roll for the Property. In addition, Seller shall deliver to Buyer by May 10, 1995, an updated rent roll for the Property as of a date which is no earlier than May 1, 1995.

      (m) Except as reflected in the Leases and in the rent roll, excluding agreements in connection with Closing Vacant Space or Post-closing Vacant Space, with respect to each Lease: (i) there are no other promises, amendments, agreements or commitments between the tenant and Seller or any predecessor landlord; (ii) each Lease is in full force and effect; (iii) there are no uncured breaches or defaults under any Lease, and no offset, defense, abatement or claim is presently available to, or has been asserted by, any tenant under any Lease; (iv) tenant has not prepaid any rent other than rent due for the current month except as shown in the Leases and rent roll; (v) except as expressly provided in the Leases or the rent roll, no tenant is entitled to any rent concession, rent-free occupancy or reduction or abatement of rent in connection with such tenant's occupancy pursuant to its Lease, (vi) the tenant under each Lease has accepted possession of all space leased to it thereunder except as expressly set forth in its Lease with respect to expansion space; (vii) all tenant finish work that Seller is obligated to perform on or before the Closing Date for a tenant will be performed prior to the Closing Date at Seller's cost; (viii) all commissions due or to come due with respect to Leases or any leasing commission agreements, or for any renewal, substitution, extension or expansion thereunder shall be paid, or otherwise satisfied by Seller, at or prior to the Closing Date.

      (n) There are no service, maintenance, management or other similar agreements that are not cancelable on thirty (30) days' or less notice without payment of any cancellation consideration. Copies of such agreements delivered to Buyer hereunder shall be true, correct, accurate and complete when delivered and there is no material, uncured breach or default by Seller nor breach or default by the other party under such agreements.

      (o) None of the properties to be conveyed hereunder are leased from or owned by third parties.

      (p) Seller has not engaged in any Environmental Activity and no Environmental Activity has otherwise occurred in connection with or otherwise relating to the Property either prior to or after the date Seller obtained title to or any interest in the Property; Seller has no actual knowledge of any existing liability, absolute or contingent, in connection with any Environmental Requirements relating to the Property; no written notice, order, directive, complaint or other communication has been made or issued by any Governmental Agency or other person alleging the occurrence of any Environmental Activity or any violation of any Environmental Requirements with respect to the Property; and no investigations, inquiries, orders, hearings, actions or other proceedings by or before any federal, state, county or local government, or any agency, department, bureau or instrumentality of any of them (each referred to herein as a "GOVERNMENTAL AGENCY") are presently pending or threatened in connection with the Property. (For purposes hereof, the term "Environmental Activity" means any actual, proposed or threatened release, emission, discharge, generation, storage, holding, processing, existence, abatement, removal, disposition, handling or transportation of any asbestos, explosives, radioactive materials, hazardous or toxic materials, hazardous or toxic substances, hazardous or toxic waste, pollutants or other such hazardous and/or toxic materials and substances (collectively, "HAZARDOUS MATERIALS") designated or otherwise identified as such in, or regulated under, any Environmental Requirements; and the term "ENVIRONMENTAL REQUIREMENTS" means all federal, state, county, municipal and local laws, ordinances, rules, regulations, policies, judicial orders, decrees, restrictions and requirements relating to the environment or to any Hazardous Materials or Environmental Activity).

      (q) The Property and the improvements located on the Property, including, but not limited to, the foundation, roof, walls, superstructure, plumbing, air-conditioning and heating equipment, electrical wiring, boilers, hot water heaters, parking structures and surfaces are structurally sound, in good working order, and in a state of good repair.

   The representations and warranties contained in this Section 25.I shall survive the Closing and continue in full force and effect for two years from the date of closing, except that the representation and warranty contained in Section 25.I(a) shall only be limited in duration by any applicable law, and shall not be merged in the deed to be delivered at Closing.

   J. Seller covenants and agrees with Buyer that from the date of this contract until the Closing Date or earlier termination of this contract, Seller shall:

      (a) use reasonable efforts to comply with all Legal Requirements affecting the Property, but shall not be required to incur any cost to do so with respect to compliance with the Americans with Disabilities Act ("ADA") (except as provided by
   Section 25.R hereof) or any Legal Requirements enacted after the date of this contract, and shall not be required to incur any cost in excess of $5,000 to do so in any other circumstance unless otherwise expressly provided in this contract.

      (b) not enter into any written or oral service contract or other agreement with respect to the Property that will not be fully performed by Seller on or before the Closing Date or that will be binding on Buyer after the Closing Date.

      (c) advise Buyer promptly in writing of any (i) litigation, arbitration or administrative hearing before any Governmental Authority concerning or affecting the Property which is instituted or threatened after the date of this contract and
   (ii) adverse change in the physical condition of the Property or any portion thereof, or in any of the Leases, contracts or agreements pertaining to the Property of which Seller has actual knowledge.

      (d) not take, or omit to take, any action that would result in a violation of any of the representations, warranties, covenants and agreements of Seller contained in this contract.

      (e) not sell, assign, lease or convey any right, title or interest whatsoever in or to the Property, or any portion thereof, or any space in any of the improvements located thereon, or create or permit to exist any lien, encumbrance or charge thereon, that will not be satisfied or terminated without liability to Buyer or the Property at Closing.

      (f) not remove, demolish or otherwise adversely impair the improvements on the Property in any manner.

      (g) advise Buyer promptly in writing if any of the improvements on the Property are damaged or destroyed by fire or other casualty or if any condemnation or eminent domain proceedings are threatened or initiated affecting the Property.

      (h) not commence, authorize, approve, consent to, voluntarily permit or otherwise voluntarily take part in any actual or proposed rezoning, platting or replatting, condemnation, or dedication or grant any easements with regard to the Property or any portion thereof on or after the effective date of this contract.

      (i) maintain and operate the Property in its present condition and not defer any regularly scheduled or necessary maintenance. Seller, at its sole cost and expense, shall replace the cooling tower with comparable or better equipment. Seller shall use Seller's best efforts to so replace the cooling tower on or before the Closing Date, but in any case shall do so as soon after the Closing Date as reasonably possible.

   In the event that Seller breaches any one or more of the covenants contained in this Section 25.J. or any one or more of the representations or warranties contained in Section 25.I. above, then Buyer shall be entitled at its option to either (a) terminate this contract, whereupon all Earnest Money and Additional Earnest Money shall be returned to Buyer; or (b) waive such breach, or disregard such occurrence, and proceed to closing.

   K. The survey described in Section 6 shall otherwise comply with the requirements of a Category 1-A, Urban, Condition II survey in accordance with the most current edition of the Manual of Practice for Land Surveying in Texas as adopted by the Texas Society of Professional Surveyors. The surveyor's certificate shall be in form and with substance acceptable to Buyer and the title company and shall, among other things, at closing be amended to be addressed to Buyer and the title company, and certify that the survey complies with the requirements of a Category 1-A, Urban, Condition II survey as provided above.

   L. At the Closing, Seller shall also deliver to Buyer:

      (i) A Blanket Conveyance, Bill of Sale and Assignment with general warranties of title (except such conveyance shall be with special warranties of title as to any personal property acquired by Seller in connection with Seller's acquisition of the Property for which it did not receive a general warranty of title from Seller's grantor) in form and with substance reasonably satisfactory to Buyer and Seller and transferring all personal property, including, without limitation, all equipment, furniture, furnishings, any contracts and agreements that Buyer desires to assume, if any, and all guarantees, warranties, licenses, permits, and trade names pertaining to the Property. If Buyer assumes any contracts or agreements, Buyer shall execute, and deliver to Seller at closing, a written assumption of such, reasonably satisfactory in form and content to Seller and Buyer.

      (ii) An Assignment and Assumption of Leases with general warranties of title in form and with substance reasonably satisfactory to Buyer and Seller, assigning all of Seller's landlord's interest in the Leases, such being assumed in writing therein by Buyer.

      (iii) An Affidavit or Certificate in form and with substance reasonably satisfactory to Buyer and Seller in compliance with Section 1445 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder, stating under penalty of perjury Seller's United States identification number and that Seller is not a "FOREIGN PERSON" as that term is defined in Section 1445.

      (iv) Keys to all locks, card keys to all card access control devices and combinations to all combination locks located on the Property, which keys, card keys, and combinations shall be properly identified.

      (v) Originals, or copies if the originals are not in Seller's possession, of all Leases, guaranties, warranties, service, maintenance and management contracts and agreements
   (to the extent assumed by Buyer), licenses, permits and plans.

      (vi) All deposits and prepaid rents.

      (vii) Letters (in form and with content reasonably approved by Buyer and Seller), executed by both Seller and Buyer, to tenants informing them of the sale, that rents are to be paid to Buyer, and that tenant security deposits, if any, have been transferred to Buyer and that Buyer has assumed all liability for such tenant security deposits.

      (viii) Such other items as are reasonably required by Buyer or the title company to effect the transfers and transactions contemplated in this contract.

   M. The estoppel certificates to be signed by each tenant as provided in Section 10 of this contract shall also provide (i) that the Lease is in full force and effect; (ii) the monthly rental agreed to be paid by the tenant; (iii) the number of months remaining on the term of the Lease; (iv) that attached as an Exhibit is a copy of the executed Lease including all amendments thereto; (v) that Seller has no obligations to tenant or agreements with tenant except as set forth in writing in the attached Lease or in connection with Closing Vacant Space or Post-closing Vacant Space; and (vi) that the premises described in the Lease have been completed and have been accepted by tenant as being in conformity with the Lease.

   N. The Property to be conveyed shall also include the right to use the name "BRIDGEPOINT PLAZA" and any tradename rights or copyrights in connection therewith.

   O. In addition to the acts and deed recited in this contract and contemplated to be performed, executed and/or delivered by Seller or Buyer, Seller and Buyer agree to perform, execute and/or deliver or to cause to be performed, executed and/or delivered at the closing or after the closing any and all further acts, deeds and assurances as are reasonably necessary to consummate the transactions contemplated hereby.

   P. This contract may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and all of the parties to this contract may execute this contract by signing any other counterparts.

   Q. Seller shall pay any leasing commission to the leasing agent on the lease for the first floor of Building I currently being negotiated between Seller and Buyer if the lease transaction is not consummated because of the closing of this sale and purchase and if the lease transaction is consummated but this sale and purchase is not consummated.

   R. At closing, Seller shall escrow $20,000 with Escrow Agent for up to six months from the date of closing to provide funds to cause one floor in Building I that is secured as Closing Vacant Space to be brought into compliance with the ADA in accordance with Seller's and Buyer's respective consultants' recommendations as agreed by Seller and Buyer by May 1, 1995. The terms of the escrow shall be governed by an escrow agreement, the form and content of which shall be reasonably acceptable to Seller and Buyer and shall be approved by the parties by May 1, 1995.

      At closing, Seller shall escrow $1,000 with the Escrow Agent for up to six months from the date of closing to provide funds for any repair required due to rain penetration into the fifth floor of Building I. The terms of the escrow shall be governed by an escrow agreement, the form and content of which shall be reasonably acceptable to Seller and Buyer and shall be approved by the parties by May 1, 1995.

   26. CONSULT YOUR ATTORNEY. This is intended to be a legally binding contract. This contract constitutes the entire agreement between the parties and their real estate agents, their being no oral agreements, representations, conditions, or warranties, express or implied, in addition to this contract.

   27. PRINCIPAL DISCLOSURE.

   [ ] The Buyer of this property is a licensed real estate agent and is acting as a principal in this transaction.

   [ ] The Seller of this property is a licensed real estate agent and is acting as a principal in this transaction.

   EXECUTED by Seller on this the 13th day of April, 1995.

BROKERS:                         SELLER:

SEE SEPARATE AGREEMENT BETWEEN   NOVELL, INC.
LISTING BROKER AND SELLER



                                 By: /s/ DAVID R. BRADFORD
                                    -----------------------
                                 Name: DAVID R. BRADFORD
                                      ---------------------
                                 Title: SENIOR VICE PRESIDENT
                                       ----------------------
                                 Address: 122 East 1700 South
                                          Provo, Utah 85018
                                          Attn:  Ronald K. Tolboe

                                 TELEPHONE: (801) 228-8613
                                 TELEFAX:   (801) 228-8676


EXECUTED by Buyer on this the 12th day of  April, 1995.

                                 BUYER:

                                 ORIGIN SYSTEMS, INC.

                                 By: /s/ MICHAEL S. GRAJEDA
                                    ---------------------------
                                 Name: MICHAEL S. GRAJEDA
                                      -------------------------
                                 Title: VICE PRESIDENT,
                                        CHIEF OPERATING OFFICER
                                       ------------------------
                                 ADDRESS: 12940 Research Blvd.
                                          Austin, Texas 78750
                                          Attn:  Mike Grajeda

                                 TELEPHONE: (512) 335-5200 ext 517
                                 TELEFAX:   (512) 335-9622

                          RECEIPT

   RECEIPT OF $_________ EARNEST MONEY IS ACKNOWLEDGED IN THE
FORM OF _____________________________________________________
____________________________________________________________ .

ESCROW AGENT:

HERITAGE TITLE COMPANY OF AUSTIN, INC.



By: ____________________________
Name: __________________________
Title: _________________________

           INVESTIGATION/FEASIBILITY STUDY ADDENDUM

   INVESTIGATION/FEASIBILITY STUDY. Buyer is granted the right to conduct, at Buyer's sole expense, an investigation and/or feasibility study of the Property as follows:

   [ ] market or economic feasibility study
   [X] engineering study
   [X] inspection of zoning, subdividing, or other use
       restrictions affecting the Property
   [ ] availability of utilities, including electricity, gas, water and wastewater treatment
   [ ] inspection of soil and subsoil condition
   [X] other: structural, MEP, civil, architectural, elevator, roof/waterproofing, ADA, cabling systems, "AS BUILT" document review, sq. ft. calculation of improvement size, service contracts, operating statements (including utilities and taxes), Certificate of Occupancy, personal property inventory, environmental, appraisal.

   Buyer shall have through May 1, 1995, to perform such investigation and/or study. Buyer or Buyer's agents shall have the right of access to the Property during such period for the purpose of conducting such investigation and/or study, and shall have the right to conduct tests and obtain core samples. Seller agrees to cooperate with Buyer in connection with the investigation and/or study, agrees to furnish Buyer with copies of any and all documents within Seller's possession relating to the Property that might be necessary to complete such investigation and/or study within five (5) days after receipt of written request for such by Buyer, and agrees to execute any and all documents that might be required in order to obtain any necessary governmental information with respect to the above-described matters. If Buyer determines, in Buyer's sole judgment and discretion, that the Property is not suitable for Buyer's intended use, Buyer shall give Seller written notice of such fact on or before the end of the period stated above with a copy to Escrow Agent. Upon receipt of such written notice, the Escrow Agent shall refund the Earnest Money and Additional Earnest Money to Buyer, and both parties shall be released from all further obligations under this contract. If Buyer does not send such written notice to Seller, then it shall be presumed that the Property is suitable for Buyer's intended use, and the contract may not be terminated by Buyer for the reasons set forth in this Section. In the event this contract does not close, through no fault of Seller, Buyer shall restore the Property to its original condition, if changed due to the investigation and/or study performed by Buyer.

BUYER:                          SELLER:

ORIGIN SYSTEMS, INC.            NOVELL, INC.

By: /s/ MICHAEL S. GRAJEDA      By: /s/ MICHAEL S. GRAJEDA
    ----------------------          ----------------------

Name: MICHAEL S. GRAJEDA        Name:  DAVID R. BRADFORD
      ------------------               -----------------

Title: VICE PRESIDENT,          Title: SENIOR VICE PRESIDENT
       CHIEF OPERATING OFFICER         ---------------------
       -----------------------

Date: 4/12/95                   Date: 4/13/95
      -------                         -------

                         EXHIBIT A

Lot 1, Hidden Valley Phase A, a subdivision in Travis County,
Texas, according to the map or plat thereof recorded at Volume
84, Pages 117D-118A, Plat Records of Travis County, Texas.